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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement No. 333-44307 of LIFE Financial Corporation on Form S-8 of our report dated February 27, 1998 (March 11, 1998, as to Note 20) appearing in the Annual Report on Form 10-K of LIFE Financial Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Costa Mesa, California
March 26, 1998